Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165643

CARTER VALIDUS MISSION CRITICAL REIT, INC.

SUPPLEMENT NO. 11 DATED DECEMBER 6, 2013

TO THE PROSPECTUS DATED APRIL 26, 2013

This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT, Inc. (the “Company”), dated April 26, 2013, Supplement No. 9, dated October 31, 2013 and Supplement No. 10, dated November 18, 2013. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of our initial public offering of shares of common stock;

(2)	the completion of our acquisition of the Warm Springs Rehabilitation Hospital;

(3)	our entrance into a bridge loan to provide interim financing for the construction of a hospital facility and the repayment of the Victory/Walnut Hill Bridge Loan;

(4)	an update to the key personnel of our advisor;

(5)	an update to compensation of independent directors; and

(6)	revised forms of subscription agreements.

Status of Our Public Offering

We commenced our initial public offering of 175,000,000 shares of common stock on December 10, 2010 (the “Offering”). Of these shares, we are offering 150,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan (“DRIP”). As of December 5, 2013, we had accepted investors’ subscriptions for and issued 67,900,125 shares of our common stock in the Offering (including shares of common stock issued pursuant to the DRIP), resulting in our receipt of gross proceeds of $674,456,467. As of December 5, 2013, we had 107,099,875 shares of our common stock remaining in our Offering.

Pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, our Offering has been extended until the earlier of (i) June 8, 2014; (ii) the date on which the maximum offering has been sold; or (iii) the effective date of the registration statement for our follow-on offering.

Acquisition of the Warm Springs Rehabilitation Hospital

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary—Our Investment Objectives” section on page 5 of the prospectus and the “Investment Objectives, Strategy and Criteria—Description of Real Estate Investments–Wholly-owned properties” section beginning on page 114 of the prospectus.

On November 27, 2013, a wholly-owned subsidiary of Carter/Validus Operating Partnership, LP (“CVOP”), our operating partnership, acquired 100% of the fee simple interest in a 113,136 rentable square foot medical facility (the “Warm Springs Rehabilitation Hospital”), located in San Antonio, Texas, for a purchase price of $25,755,000, plus closing costs. The seller of the Warm Springs Rehabilitation Hospital, Post Acute Medical, a Delaware limited liability company, is not affiliated with us, our advisor or our respective affiliates. We financed the purchase of the Warm Springs Rehabilitation Hospital using net proceeds from the Offering. In connection with the acquisition, we paid an acquisition fee of approximately $515,100, or 2% of the purchase price, to our advisor.

Description of the Property

The Warm Springs Rehabilitation Hospital was constructed in 1987. On November 27, 2013, we entered into a lease with Post Acute Medical at San Antonio, LLC, d/b/a Warm Springs Rehabilitation Hospital of San Antonio (“Post Acute Medical”) as the sole tenant of the Warm Springs Rehabilitation Hospital.

In evaluating the Warm Springs Rehabilitation Hospital as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, the operator of the facility, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal options, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new property construction in the area and whether there were any anticipated required capital improvements.

The following table summarizes the acquisition of the Warm Springs Rehabilitation Hospital:

Property Description	Date Acquired	Year Built	Purchase Price	Fees Paid to Sponsor(1)	Initial Yield(2)	Average Yield(3)	Physical Occupancy
Warm Springs Rehabilitation Hospital	11/27/2013	1987	$25,755,000	$515,100	7.92%	9.87%	100.0%

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.
(2)	Initial yield is calculated as the current annualized rental income for the in-place lease at the property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The property is subject to a long-term net lease. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.
(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place lease over the non-cancellable lease term at the property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The property is subject to a long-term net lease. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

We believe the Warm Springs Rehabilitation Hospital is suitable for its present and intended purpose as a healthcare facility and adequately covered by insurance.

The Warm Springs Rehabilitation Hospital is located in the San Antonio-New Braunfels, Texas metropolitan statistical area, and as such may compete with other healthcare facilities for tenants if the current tenant lease is not renewed.

We will pay an affiliate of our advisor a property management and leasing fee of 3% of the gross monthly revenues derived from the operations of the Warm Springs Rehabilitation Hospital. Among other things, the property manager will have the authority to negotiate and enter into leases for the Warm Springs Rehabilitation Hospital on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. Our other affiliates may receive additional fees or compensation as a result of the acquisition of the Warm Springs Rehabilitation Hospital in accordance with the compensation provisions described in the prospectus.

Tenant Lease Terms

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Policies—Description of Real Estate Investments—Tenant Lease Expirations—Wholly-Owned Properties” section on page 117 of the prospectus.

Wholly-owned property

The following table shows, as of the acquisition date, the principal provisions of the lease terms for the sole tenant of the Warm Springs Rehabilitation Hospital:

Tenant	Renewal Options(1)	Current Annual Base Rent		Base Rent Per Square Foot	Lease Expiration
Post Acute Medical(2)	—	$2,040,000	(3)	$18.03	11/27/2033

(1)	Represents option renewal period/term of each option.
(2)	All of the operations and the principal nature of business of the tenant are healthcare related.
(3)	The annual base rent under the lease increases by 2.25% of then-current annual base rent.

Depreciable Tax Basis

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Policies—Depreciable Tax Basis—Wholly-owned and joint venture properties” section appearing on page 122 of the prospectus.

Wholly-owned property

For 2013, the real estate taxes on the Warm Springs Rehabilitation Hospital were approximately $190,000. For federal income tax purposes, we estimate that the depreciable basis in the Warm Springs Rehabilitation Hospital will be approximately $23,179,500. For federal income tax purposes, we depreciate personal property and buildings based upon an estimated useful life of 7 and 39 years, respectively.

Line of Credit Facility

The following information supplements and should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Policies—Entry into a Line of Credit Facility” section beginning on page 120 of the prospectus.

Each subsidiary of CVOP in the collateral pool is a party to and guarantor of the KeyBank Loan Agreement and has secured the KeyBank Credit Facility by executing a Mortgage or Deed of Trust and an Assignment of Leases and Rents for the benefit of the lender. The following table presents information on the property in which CVOP has pledged a security interest that serves as collateral for the KeyBank Credit Facility since November 27, 2013:

Entity(1)	Property(2)	Date Added	Borrowing Base Availability(3)
HC-5101 Medical Drive, LLC	Warm Springs Rehabilitation Hospital	11/27/2013	$13,328,000

(1)	CVOP has assigned its rights under a property management agreement of the entity as additional collateral to secure the KeyBank Credit Facility.
(2)	CVOP has pledged a security interest in the property that serves as collateral for the KeyBank Credit Facility pursuant to the terms of the KeyBank Loan Agreement.
(3)	The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Loan Agreement.

As of the date of this prospectus supplement, the total borrowing base availability was $183,369,000, we had drawn down $59,000,000 under the KeyBank Credit Facility and we had approximately $124,369,000 remaining available thereunder.

Real Property Loans and Investments

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary—Description of Real Estate Investments” section beginning on page 11 of the prospectus and the “Investment Objectives, Strategy and Policies—Investment Strategy—Investing in and Originating Loans” section beginning on page 102 of the prospectus:

Walnut Hill Bridge Loan and Repayment of Victory/Walnut Hill Bridge Loan

On November 19, 2013, we, through our operating partnership, entered into a bridge loan agreement with two unaffiliated borrowers (the “Walnut Hill Bridge Loan”). Pursuant to the agreement, the operating partnership agreed to provide funds to the borrowers in the aggregate principal amount of $11,000,000.

The obligations of the borrowers under the Walnut Hill Bridge Loan are guaranteed by Manfred Co., L.C., which is the parent company of the borrowers, under a continuing, unconditional and absolute guaranty. The guarantor also promises to pay all costs and expenses incurred in endeavoring to collect the guaranteed payments.

The Walnut Hill Bridge Loan is evidenced by a promissory note, a loan agreement and is collateralized by a 23 acre parcel of land in Houston, Texas. The Walnut Hill Bridge Loan bears interest at a per annum rate equal to 8% and matures upon the earlier of (i) the sale or refinancing of the property under construction; (ii) May 7, 2014, and (iii) the sale of the Walnut Hill Physicians Hospital. As of December 6, 2013, we had funded $9,500,000 under the Walnut Hill Bridge Loan. The remaining proceeds will be provided upon request of the borrowers.

With the proceeds from the Walnut Hill Bridge Loan, the borrowers repaid the $7,000,000 outstanding balance under the Victory/Walnut Hill Bridge Loan.

An Update to the Key Personnel of the Advisor

The following information supersedes and replaces in its entirety the disclosure contained in the “Management—The Advisor” section beginning on page 74 of the prospectus.

Our advisor is Carter/Validus Advisors, LLC. Our officers and one other director also are officers, key personnel and/or members of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement. Our advisor is indirectly majority-owned and controlled by Messrs. Carter and Garcia.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
John Carter	53	Chief Executive Officer and Member of Investment Management Committee

Michael Seton	41	President, Chief Investment Officer and Member of Investment Management Committee

Todd Sakow	41	Chief Financial Officer and Treasurer

Lisa Drummond	49	Chief Operating Officer and Secretary

Robert Winslow	64	Executive Vice President of Asset Management and Member of Investment Management Committee

Patrick Miller	50	Executive Vice President

Mario Garcia, Jr.	43	Member of Investment Management Committee

Robert Peterson	61	Member of Investment Management Committee

Robert A. Stacy	37	Vice President—Healthcare Division

Christof Hammerli	40	Vice President of Acquisitions and Due Diligence—Data Center Division

John Regan	49	Vice President of Acquisitions and Due Diligence—Data Center Division

The backgrounds of John Carter, Todd Sakow, Lisa Drummond and Mario Garcia, Jr. are described in the “Management—Executive Officers and Directors” section of this prospectus.

Michael Seton is the President and Chief Investment Officer of Carter/Validus Advisors, LLC and a member of its Investment Management Committee. He also is the President of our sponsor, Carter/Validus REIT Investment Company, LLC. Mr. Seton is responsible for all acquisitions, including underwriting and project and corporate level financings. Mr. Seton has more than 18 years of real estate and investment finance experience. From 1996 until joining Carter & Associates in September 2009, Mr. Seton worked for Eurohypo AG (including its predecessor organizations) in New York, New York. At Eurohypo AG, Mr. Seton was a Managing Director and Division Head in the Originations Group, leading a team of 12 professionals in the origination, structuring, documentation, closing and distribution of real estate financings for private developers and owners, REITs, and real estate operating companies (REOCs). Real estate finance transactions in which Mr. Seton was involved included both on and off-balance sheet executions, including senior debt and mezzanine financings. Mr. Seton has been directly involved in over $30 billion in financings for real estate clients, including high profile transactions such as the recapitalization of the Chrysler Building and the General Motors Building, both of which are located in New York, New York, Merchandise Mart in Chicago, Illinois, construction financing for 15 Central Park West in New York, New York, several Ritz-Carlton hotels throughout the United States, and many office developments in major U.S. cities. While at Eurohypo AG, Mr. Seton’s clients included Millennium Partners, Tishman Speyer Properties, Vornado Realty Trust, Carter & Associates, Boston Properties and Goldman Sachs. Mr. Seton obtained a Bachelor of Science in Economics from Vanderbilt University in Nashville, Tennessee in 1994.

Robert M. Winslow is Executive Vice President of Asset Management and a member of the Investment Management Committee of Carter/Validus Advisors, LLC. He has more than 36 years of real estate experience in the Southeastern United States, specializing in Florida. Over the past 24 years, Mr. Winslow has packaged and managed more than 50 commercial investments in hotels, offices and shopping centers with a value exceeding $300 million. He currently serves as President and Chief Executive Officer of Global Building and Consulting Corporation, a multi-service residential and commercial investment company specializing in performance-oriented management of real estate assets, and has served in such capacities since 1996. At Global Building and Consulting Corporation, Mr. Winslow has developed condominium, single family and commercial properties.

From 1987 to 1989, Mr. Winslow structured a joint venture with Prentiss Properties to serve as the Florida Development Manager for proposed office projects for tenants including, among others, Loral Federal Systems and AT&T. In July 1980, Mr. Winslow founded Global Properties, a full service real estate brokerage firm with a unique international theme that grew to over 120 sales associates, and served as the President of its General Partner until Global Properties was sold to a private investment group under a multi-year payout from 1984 to 1985. Global Properties was the first firm with whom Merrill Lynch signed a non-binding Letter of Intent to purchase a property when it entered the Orlando market. Prior to founding Global Properties in 1980, Mr. Winslow was Vice President of Real Estate for Winter Park Land Company, where he managed a $35 million real estate portfolio, supervising the development, brokerage and maintenance operations, as well as reversing two unprofitable divisions into successful ventures and creating a compatible new construction strategy. Mr. Winslow obtained a Bachelor of Arts in Business Administration from Rollins College in Winter Park, Florida in 1971 and a Masters in Business Administration in International Finance from the Roy E. Crummer Graduate School of Business at Rollins College in Winter Park, Florida in 1973.

Patrick Miller is Executive Vice President of Carter/Validus Advisors, LLC. He is a co-founder of SC Distributors, LLC and has served as President since its formation in March 2009. He is co-founder and Managing Director of Strategic Capital Companies, LLC, a distribution and advisory business focused on marketing alternative investment products via professional financial intermediaries which was formed in June 2009. Mr. Miller is responsible for overall strategy and new business development at Strategic Capital Companies, LLC. Mr. Miller also is the Executive Vice President of O’Donnell Strategic Industrial Advisors, LLC, SIC Advisors, LLC and Trilinc Advisors, LLC. In addition, Mr. Miller serves on the Board of Trustees for the Investment Program Association. Mr. Miller also has been the Executive Vice President of O’Donnell Strategic Industrial Advisors, LLC since August 2010. Prior to founding Strategic Capital Companies, LLC, he served as President of KBS Capital Markets Group, LLC, or KBS, since the company’s inception in October 2005. During his tenure, KBS raised approximately $1.7 billion in investment capital for KBS Real Estate Investment Trust and successfully launched KBS Real Estate Investment Trust II, Inc. From 2002 until joining KBS Capital Markets Group in October 2005, Mr. Miller served as President and Chief Executive Officer of FinancialCampus, an online education and training company serving the financial services industry. He was responsible for facilitating the successful acquisition of the company by the Thomson Corporation in 2004. Mr. Miller also served as Chief Executive Officer of Equitable Distributors Inc., the wholesale distribution subsidiary of AXA Financial until 2001. Mr. Miller was elected Chief Executive Officer in 2000 after having joined Equitable Distributors at its inception in 1996 as President of the Wirehouse Division. Mr. Miller obtained a Bachelor of Arts from the University of California at Los Angeles in 1985.

Robert Peterson is a member of the Investment Management Committee of Carter/Validus Advisors, LLC. Mr. Peterson has more than 35 years of real estate experience. Mr. Peterson joined Carter & Associates in May 2001 as a partner and Executive Vice President. In October 2002, he assumed the role of Chairman of the board of directors and Chief Executive Officer of Carter & Associates, and has served in such capacities since. Prior to joining Carter & Associates, Mr. Peterson was Managing Director of CarrAmerica Realty Company (NYSE:CRE) and President of CarrAmerica Development Inc. He also served on CarrAmerica Realty Company’s investment and operating committees. Prior to joining CarrAmerica Realty Company and CarrAmerica Development Inc. in October 1996, Mr. Peterson served as Chief Executive Officer of Peterson Properties, a full-service commercial real estate company, which he founded in 1979 and subsequently sold to CarrAmerica Realty Company in October 1996. Peterson Properties developed over 30 office and industrial projects totaling approximately four million square feet, and handled more than $1 billion in investment transactions over a 17-year period ending in 1996. Mr. Peterson obtained a Bachelor of Science from the University of North Carolina in Chapel Hill, North Carolina in 1974.

Robert A. Stacy is the Vice President—Healthcare Division of Carter/Validus Advisors, LLC. Mr. Stacy has over 11 years of experience in real estate, finance, and development in the southeastern United States, specializing in healthcare and retail investment sales, leasing, acquisitions and development. Mr. Stacy was formerly the Senior Director of Corporate Real Estate and Construction for Novant, which included managing all leasing and development activities, advising market leaders on strategic real estate decisions, responsible for lease administration activities, led the property management team responsible for 3.3 million square feet, as well as a team responsible for $150 million sale/leaseback transaction. Prior to Novant, Mr. Stacy was Vice President of Contract and Government Sales for Drexel Heritage Furnishings where he advised in site selection and lease negotiations. Prior to 2005, Mr. Stacy was an Investment Associate for Edens & Avant, and Real Estate Services for Branch Banking and Trust (BB&T). Mr. Stacy received a Bachelor’s degree in Business Economics from Wofford College and a Masters in Business Administration from the University of South Carolina, Darla Moore School of Business.

Christof Hammerli is the Vice President of Acquisitions and Due Diligence—Data Center Division of Carter/Validus Advisors, LLC. Mr. Hammerli has more than 15 years of experience in various finance, risk management and corporate development roles. Most recently, Mr. Hammerli was Director of Corporate Development for Equinix, Inc., a global network neutral collocation provider. In that role, Mr. Hammerli was responsible for coordinating growth efforts for Equinix in Europe and the United States. This included real estate selection decisions, buy versus lease assessments and the analysis of new markets to enter via acquisitions. Specific responsibilities also included building valuation models, management of the due diligence process (financial, operational, legal and commercial) and the coordination of the post-deal integration. Mr. Hammerli worked at Equinix from August 2007 until February 2011. From June 2004 until July 2007, Mr. Hammerli worked for MetLife, a life insurer and real estate investor, where he was responsible for enterprise-wide risk reporting, various strategic initiatives and merger integrations. Prior to MetLife, Mr. Hammerli worked at Credit Suisse and Ernst & Young Consulting in various roles including finance, risk management, project management and business development. Mr. Hammerli obtained a Bachelor’s Degree in Management and Finance from the University of Tampa in December, 1997 and a Master’s in Business Administration from Northwestern University’s Kellogg School of Business in June 2002. Mr. Hammerli is also a Licensed International Financial Analyst (LIFA—lifetime charter holder).

John Regan is the Vice President of Acquisitions and Due Diligence—Data Center Division of Carter/Validus Advisors, LLC. Mr. Regan has over 28 years of experience in information technology and facilities infrastructure. Mr. Regan joined Carter/Validus Advisors, LLC after nearly 18 years at PricewaterhouseCoopers LLP, an accounting and professional services firm. At PricewaterhouseCoopers, Mr. Regan served as National Director of Data Center Services from 2004 to December 2010, National Director of Network Services from March 2002 to September 2004, and National Director of Infrastructure Delivery from September 1999 to March 2002. Prior to PricewaterhouseCoopers, from September 1983 to March 1993, Mr. Regan worked as Principal Software Specialist at Digital Equipment Corporation, a computer hardware and software manufacturing firm. Mr. Regan’s experience has included a broad spectrum of responsibilities from systems, networking and facilities infrastructure design, through implementation and operations, to sales and technical sales support. Mr. Regan led a team of technology and facilities infrastructure engineers and project managers through the execution of more than 26 million square feet of real estate projects spanning renovations, restacks, retrofits, consolidations and new build outs of Coopers & Lybrand and PricewaterhouseCoopers technology and facilities infrastructure projects driving technology as a key business enabler to marketplace success. His extensive experience in the facilities space culminated with the achievement of building a state-of-the-art LEED Gold certified Mission Critical Facility commissioned in early 2010. The facility was recognized by Computer World and Network World as a key element in PricewaterhouseCoopers achieving the status as number one Green IT Organization worldwide. Mr. Regan is an expert in business continuity and disaster recovery having held the responsibility for PricewaterhouseCoopers Disaster Recovery program and achieving credentialed status as a Certified Business Continuity Professional (CBCP). Mr. Regan has also gone on to achieve status as an Accredited Tiering Specialist (ATS) through the Uptime Institute. Mr. Regan holds multiple certificates in the technology infrastructure space having achieved IT Infrastructure Library (ITIL) certification and various systems designations through Digital Equipment Corporation, Research Triangle Institute and North Carolina State University.

Our advisor has established an Investment Management Committee, which consists of Messrs. Carter, Seton, Garcia, Peterson and Winslow. The Investment Management Committee’s primary function is to find, evaluate, present and recommend to our advisor’s executive officers and to our board of directors, as applicable, investment opportunities.

Compensation of Directors

The following information supersedes and replaces in its entirety the disclosure contained in the “Management—Compensation of Directors” section beginning on page 71 of the prospectus.

We pay to each of our independent directors a retainer of $30,000 per year, and the chairperson of the audit committee is paid an additional retainer of $7,500 per year, plus $2,000 for each board of directors or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $500 for each meeting the director attends by telephone. If there is a meeting of our board of directors and one or more of its committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of our advisor or its affiliates or otherwise not an “independent director,” we do not pay compensation for services rendered as a director.

CARTER VALIDUS

MISSION CRITICAL REIT

Subscription Agreement

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York & Tennessee)
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow

2. Account Type - Check One Box Only

Non-Qualified Registration Types

- ☐ Individual (If TOD, attach application)
- ☐ Joint Tenant* (If TOD, attach application)
- ☐ Tenants in Common*
- ☐ Community Property*
- ☐ Trust**
- ☐ Non-Profit Organization**
- ☐ UGMA: State of ________
- ☐ UTMA: State of ________
- ☐ Corporation** ☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)
- ☐ Partnership**
- ☐ Other (Specify) ________

Qualified Registration Types

- ☐ Traditional (Individual) IRA
- ☐ Simple IRA
- ☐ Beneficial IRA as Beneficiary for: ________
- ☐ Profit Sharing Plan**
- ☐ KEOGH Plan**
- ☐ SEP IRA
- ☐ ROTH IRA
- ☐ Pension Plan**

*All parties must sign.

**Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional
Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country: ________ ☐ Check here if you are subject to backup withholding

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write "Same." (*This is the name that will appear on your statement.*)

Title Line 1:

Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

Over Please

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor's Account Number with Trustee:

Important Note About Proxy Voting: *By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of Carter Validus Mission Critical REIT, Inc. that are beneficially owned by the investor as reflected on the records of Carter Validus Mission Critical REIT, Inc. as of the applicable record date at any meeting of the stockholders of Carter Validus Mission Critical REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. Carter Validus Mission Critical REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.*

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.
If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian's approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: Carter Validus Mission Critical REIT, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus. ______

☐ Send distributions via check to investor's home address **(or for Qualified Plans to the address listed in Section 5)** ______

☐ Send distributions via check to the alternate payee listed here **(not available for Qualified Plans without custodial approval)** ______

Name:

Address:

City: State: Zip Code:

Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize Carter Validus Mission Critical REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Carter Validus Mission Critical REIT, Inc. in writing to cancel it. In the event that Carter Validus Mission Critical REIT, Inc. deposits funds erroneously into my account, Carter Validus Mission Critical REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: % of Distribution ☐ Checking

ABA/ Routing Number: Account Number: ☐ Savings

7. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative's Firm Name: Branch ID:

Representative's Address:

Representative's City: State: Zip Code:

Representative's Phone: Representative's Fax Number:

Representative's E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

☐ Shares are being purchased net of commissions

**RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for CV Mission Critical REIT) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.*

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to Carter Validus Mission Critical REIT, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)
Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Carter Validus Mission Critical REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to me. Carter Validus Mission Critical REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank - email from Section 3 will be used)

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner 1. I have received the final Prospectus of Carter Validus Mission Critical REIT, Inc. at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____ Owner ____ Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____ Owner ____ Co-Owner 4. I am purchasing the shares for the account referenced above.

____ Owner ____ Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner 6. For residents of **Alabama and New Jersey** only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

____ Owner ____ Co-Owner 7. For residents of **California** only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

____ Owner ____ Co-Owner 8. If I am a **Kansas or Massachusetts** Investor I acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of Carter Validus Mission Critical REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Over Please

9. Subscriber Signatures, continued

____ Owner ____ Co-Owner 9. For residents of **Kentucky, Michigan, Pennsylvania and Tennessee** only : My (our) liquid net worth is at least 10 times my (our) maximum investment in Carter Validus Mission Critical REIT, Inc.

____ Owner ____ Co-Owner 10. For residents of **Iowa, Maine and Ohio** only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

____ Owner ____ Co-Owner 11. For residents of **North Dakota**: My (our) net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

____ Owner ____ Co-Owner 12. An **Oregon** investor's maximum investment in the issuer and its affiliates may not exceed 10% of their net worth.

____ Owner ____ Co-Owner 13. For residents of **Nebraska** only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, CARTER VALIDUS MISSION CRITICAL REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor: Date:

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: Date:

The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:
855.223.2474

For Payments (including wires):

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

11/13 CV0009-H

CARTERVALIDUS

MISSION CRITICAL REIT

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. Alabama, Arizona, Nebraska, Ohio, and Tennessee investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you would like to purchase shares through an IRA account, First Trust Retirement and Community National Bank have each agreed to act as IRA custodians for such purpose; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the fees related to the establishment of such accounts with First Trust Retirement or Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify Carter Validus Mission Critical REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian's approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

- has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;
- has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and
- has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor's legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan, Pennsylvania or Tennessee resident you must also initial paragraph (9), if an Iowa, Maine or Ohio resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Oregon resident you must also initial paragraph (12) and if a Nebraska resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

The Subscription Agreement, together with a check made payable to "Carter Validus Mission Critical REIT" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:

855.223.2474

For Payments (including wires):

Payment may be wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

11/13 CV0010-G

4. Investor Information, continued

Street Address

City | State | Zip Code

Mailing Address (optional)

City | State | Zip Code

Phone (day) | Phone (evening) | Email

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien ☐ Check here if you are subject to backup withholding

☐ Non-resident Alien, country: ______________________

Please attach a separate sheet with the above information for each additional investor.

5. Third Party Custodian Information

> *Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.*

> *Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.*

Custodian Name

Custodian Address

City | State | Zip Code

Custodian Telephone Number | Custodian Tax Identification Number

Investor Account Number with Custodian

Important Note About Proxy Voting: *By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or Product 1 that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or Product 1 as of the applicable record date at any meeting of the stockholders of CVMC REIT, Inc. and/or Product 1. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or Product 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.*

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.
If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian's approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or Product 1, as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or Product 1 (as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or and/or Product 1 ________

☐ Send distributions via check to investor's home address (or for Qualified Plans to the address listed in Section 5) ________

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) ________

Name

Address

City | State | Zip Code

Account Number

☐ Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or Product 1 or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or Product 1 in writing to cancel it. In the event that CVMC REIT, Inc. and/or Product 1 deposits funds erroneously into my account, CVMC REIT, Inc. and/or Product 1 is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: | % of Distribution | ☐ Checking

ABA/ Routing Number: | Account Number: | ☐ Savings

7. Broker - Dealer and Registered Representative Information

Broker-Dealer Name

Representative Name | Rep Number

Representative's Firm Name | Branch ID

Representative's Address

Representative's City | State | Zip Code

Representative's Phone | Representative's Fax Number

Representative's E-mail Address

This Subscription was made as follows:

- ☐ Through a participating Broker-Dealer
- ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

☐ Shares are being purchased net of commissions

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for CVMC REIT, Inc. and/or Product 1) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/or Product 1 that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: | Date:

(If required by Broker-Dealer)
Branch Manager Signature: | Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or Product 1, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or Product 1. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or Product 1 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or Product 1 send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or Product 1 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: | Date:

Signature of Joint Investor: | Date:

E-mail: (If blank - email from Section 3 will be used)

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner

1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner

2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____ Owner ____ Co-Owner

3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc., continued

____ Owner ____ Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.

____ Owner ____ Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner 6. For residents of **New Jersey** only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

____ Owner ____ Co-Owner 7. For residents of **California** only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

____ Owner ____ Co-Owner 8. If I (we) am/are a **Kansas or Massachusetts** Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner 9. For residents of **Kentucky, Michigan and Pennsylvania** only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

____ Owner ____ Co-Owner 10. For residents of **Iowa, Maine and Ohio** only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

____ Owner ____ Co-Owner 11. For residents of **North Dakota**: My (our) net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

____ Owner ____ Co-Owner 12. An **Oregon** investor's maximum investment in the issuer and its affiliates may not exceed 10% of their net worth.

____ Owner ____ Co-Owner 13. For residents of **Nebraska** only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor: ____________________ Date: ____________

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: ____________________ Date: ____________

10. Subscriber Signatures for Product 1

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner

1. I have received the final Prospectus of Product 1 at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____ Owner ____ Co-Owner

3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____ Owner ____ Co-Owner

4. I am purchasing the shares for the account referenced in Section 3.

____ Owner ____ Co-Owner

5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner

6. **California:** In addition to the suitability standards noted above, a California investor's total investment in us shall not exceed 10% of his or her net worth.

____ Owner ____ Co-Owner

7. **Iowa:** In addition to the suitability standards noted above, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

8. **Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

9. **Kentucky:** In addition to the suitability standards noted above, a Kentucky investor must have (i) either gross annual income of at least $85,000 and a minimum net worth of $85,000 (as defined in the NASAA Omnibus Guidelines), or (ii) a minimum net worth alone of $300,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in these securities.

____ Owner ____ Co-Owner

10. **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner

11. **Massachusetts:** In addition to the suitability standards noted above, the Massachusetts Securities Division recommends that an investor's aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner

12. **Nebraska:** In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

10. Subscriber Signatures for Product 1, continued

____ Owner ____ Co-Owner

13. **New Jersey:** In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor's aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities."

____ Owner ____ Co-Owner

14. **New Mexico:** In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner

15. **North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

____ Owner ____ Co-Owner

16. **Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____ Owner ____ Co-Owner

17. **Ohio:** In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____ Owner ____ Co-Owner

18. **Oregon:** In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles).

____ Owner ____ Co-Owner

19. **Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, PRODUCT 1 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

By signing below, you also acknowledge that:

- You do not expect to be able to sell your shares regardless of how we perform.
- If you are able to sell your shares, you will likely receive less than your purchase price.
- We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.
- Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.
- You may not have access to the money you invest for an indefinite period of time.
- An investment in our shares is not suitable for you if you need access to the money you invest.
- Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
- Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.
- Previous distributions to stockholders were funded from temporary fee reductions that are subject to repayment to our Adviser. These distributions were not based on our investment performance and may not continue in the future. If our Adviser had not agreed to make expense support payments, these distributions would have come from your paid in capital. The reimbursement of these payments owed to our Adviser will reduce the future distributions to which you would otherwise be entitled.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor: Date:

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: Date:

MAILING INSTRUCTIONS

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:
855.223.2474

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to "Carter Validus Mission Critical REIT, Inc." or wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Product 1 Investors: The Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Agent for Product 1" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for
Product 1
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871976289
FAO: (Include Account Title)

11/13 SC0044-I

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine or Ohio resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Oregon resident you must also initial paragraph (12) and if a Nebraska resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10. Subscriber Signatures for Product 1

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Nebraska resident you must also initial paragraph (12), if a New Jersey resident you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Oklahoma resident you must also initial paragraph (16), If an Ohio resident you must also initial paragraph (17), if an Oregon resident you must also initial paragraph (18) and if a Texas resident you must also initial paragraph (19). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):

Regular Mail

Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 877.907.1148

Overnight Mail

Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 877.907.1148

Subscription Agreements may be faxed to:

855.223.2474

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to "Carter Validus Mission Critical REIT, Inc." or wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

Product 1 Investors: The Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Agent for Product 1" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for
Product 1
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871976289
FAO: (Include Account Title)

11/13 SC0045-K